HealthStream Announces First Quarter 2023 Results Page 1 April 24, 2023	Exhibit 99.1

Contact:	Scott A. Roberts
Chief Financial Officer
(615) 301-3182
ir@healthstream.com

Media:
Mollie Condra, Ph.D.
Vice President,
Investor Relations &
Communications
(615) 301-3237
mollie.condra@healthstream.com

HEALTHSTREAM ANNOUNCES FIRST QUARTER 2023 RESULTS

NASHVILLE, Tenn. (April 24, 2023)—HealthStream, Inc. (the "Company") (Nasdaq: HSTM), a leading healthcare technology platform for workforce solutions, announced today results for the first quarter ended March 31, 2023.

First Quarter 2023

•	Revenues of $68.9 million in the first quarter of 2023, up 5% from $65.4 million in the first quarter of 2022
•

Operating income of $2.9 million in the first quarter of 2023, down 28% from $4.0 million in the first quarter of 2022, which comparison was negatively impacted by a $1.0 million severance charge in the first quarter of 2023 associated with the restructuring of HealthStream's business under a single platform strategy, as further discussed below

•

Net income of $2.6 million in the first quarter of 2023, down 9% from $2.9 million in the first quarter of 2022, which comparison was negatively impacted in the amount of $0.8 million by the severance charge in the first quarter of 2023 associated with HealthStream's restructuring referenced above

•

Earnings per share (EPS) of $0.09 per share (diluted) in both the first quarters of 2023 and 2022, which comparison was negatively impacted in the amount of $0.03 per share (diluted) by the severance charge in the first quarter of 2023 associated with HealthStream's restructuring referenced above

•

Adjusted EBITDA[1] of $13.7 million in the first quarter of 2023, down 2% from $14.0 million in the first quarter of 2022, which comparison was negatively impacted by the $1.0 million severance charge in the first quarter of 2023 associated with HealthStream's restructuring referenced above

•	Board of Directors declared first quarterly cash dividend of $0.025 per share, payable on April 28, 2023 to holders of record on April 17, 2023

Second Quarter 2023 Event

•	Board of Directors declared second quarterly cash dividend of $0.025 per share, payable on June 23, 2023 to holders of record on June 12, 2023

Financial Results:

First Quarter 2023 Compared to First Quarter 2022

Revenues for the first quarter of 2023 increased by $3.5 million, or five percent, to $68.9 million, compared to $65.4 million for the first quarter of 2022. The revenue growth was attributable to growth in several product categories, including contributions from our recent acquisitions. Subscription revenues increased $3.9 million, or six percent, but were partially offset by $0.4 million of declines from professional services revenues.

Operating income was $2.9 million for the first quarter of 2023, down 28 percent from $4.0 million in the first quarter of 2022. The decline in operating income was primarily attributable to higher operating expenses, inclusive of higher personnel costs, including severance charges of approximately $1.0 million recognized in the first quarter of 2023 due to the elimination of 33 job roles as a result of several areas of consolidation in connection with restructuring HealthStream's business under a single platform strategy. Operating income was also adversely impacted by an increase in contract labor, higher travel expenses, and higher software costs, partially offset by an increase in capitalized labor associated with software development activities.

1 Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of adjusted EBITDA to net income and disclosure regarding why we believe adjusted EBITDA provides useful information to investors is included later in this release.

HealthStream Announces First Quarter 2023 Results Page 2 April 24, 2023

Net income was $2.6 million in the first quarter of 2023, down nine percent from $2.9 million in the first quarter of 2022, and EPS was $0.09 per share (diluted) in both the first quarters of 2023 and 2022. The decline in net income was driven by the $0.8 million, or $0.03 per share (diluted), of severance charges recognized in the first quarter of 2023 related to the restructuring discussed above.

Adjusted EBITDA was $13.7 million for the first quarter of 2023, down two percent from $14.0 million in the first quarter of 2022. Adjusted EBITDA was also impacted by the $1.0 million of severance charges discussed above.

At March 31, 2023, the Company had cash and cash equivalents and marketable securities of $58.7 million. Capital expenditures incurred during the first quarter of 2023 were $6.8 million.

Other Business Updates

As of March 31, 2023, we had approximately 5.52 million contracted subscriptions to hStream, our Platform-as-a-Service technology platform, which characterizes our single platform approach. By establishing interoperability, the hStream platform enables healthcare organizations and their respective workforces to easily connect to and gain value from the growing HealthStream ecosystem of applications, tools, and content.

On March 14, 2022, the Company's Board of Directors ("Board") approved an expansion of our share repurchase program by authorizing the repurchase of up to an additional $10.0 million of outstanding shares of common stock. Pursuant to this authorization, the Company repurchased shares valued at $8.1 million, with none repurchased during the three months ended March 31, 2023. The program expired on March 13, 2023.

On February 20, 2023, the Board approved a dividend policy under which we intend to pay a quarterly cash dividend on our common stock, at an initial rate of $0.025 per share per fiscal quarter. Under the new dividend policy, the Board declared the first quarterly dividend of  $0.025 per share, which will be payable on April 28, 2023 to holders of record on April 17, 2023.

On April 24, 2023, the Board approved the Company’s second quarterly cash dividend of $0.025 per share, payable on June 23, 2023 to holders of record on June 12, 2023. Further, the Company intends to declare and pay two more quarterly cash dividends in 2023.

As previously disclosed, our efforts to streamline the Company around a single technology platform and consolidated enterprise approach reached an inflection point in January 2023, such that the Company no longer has two reportable segments, and is presenting its financial results on a single segment basis beginning with the presentation of financial information for the three months ended March 31, 2023, as disclosed herein.

Financial Outlook for 2023

The Company reaffirms its guidance for 2023 for the measures set forth below as previously announced on February 20, 2023. For a reconciliation of projected adjusted EBITDA, a non-GAAP financial measure defined later in this release, to projected net income (the most comparable GAAP measure) for 2023, see the table included on page nine of this release.

	Full Year 2023 Guidance
	Low		High
Revenue	$277.5	-	$283.0	million

Adjusted EBITDA[1]	$57.5	-	$60.5	million

Capital Expenditures	$27.0	-	$29.0	million

1 Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of projected adjusted EBITDA to projected net income (the most comparable GAAP measure) is included later in this release.

The Company’s financial guidance for 2023 set forth above assumes that public health conditions associated with COVID-19 and current economic conditions, including in relation to ongoing inflationary and recessionary pressures, do not deteriorate during the remainder of 2023, particularly with regard to how such conditions impact healthcare organizations. The guidance does not include the impact of any future acquisitions that we may complete during 2023.

HealthStream Announces First Quarter 2023 Results Page 3 April 24, 2023

Commenting on first quarter 2023 results, Robert A. Frist, Jr., Chief Executive Officer, HealthStream, said, “We were pleased to achieve record quarterly revenues and a strong quarter overall, with subscription revenues increasing six percent over the first quarter of 2022. As announced in February, we restructured our operations to support a single platform strategy, which resulted in consolidation and a $1.0 million severance expense. These updates have elevated our operations to excel as a single-platform company going forward. As we kick off 2023, we are executing well, and I believe our data-driven, interoperable products are powering the future of workforce development, credentialing, and scheduling in the nation’s healthcare organizations.”

A conference call with Robert A. Frist, Jr., Chief Executive Officer, Scott A. Roberts, Chief Financial Officer and Senior Vice President, and Mollie Condra, Vice President of Investor Relations and Corporate Communications, will be held on Tuesday, April 25, 2023, at 9:00 a.m. (ET). Participants may access the conference call live via webcast using this link: https://edge.media-server.com/mmc/p/45zpwz48. To participate via telephone, please register in advance using this link: https://register.vevent.com/register/BI4913b7ba6b2a466090a6ef3a61ed28e9 . A replay of the conference call and webcast will be archived on the Company’s website in the Investor Relations section under “Events & Presentations.”

Use of Non-GAAP Financial Measures

This press release presents adjusted EBITDA, a non-GAAP financial measure used by management in analyzing the Company’s financial results and ongoing operational performance. In order to better assess the Company’s financial results, management believes that net income excluding the impact of the deferred revenue write-downs associated with fair value accounting for acquired businesses (as discussed in greater detail below) and before interest, income taxes, stock-based compensation, depreciation and amortization, and changes in fair value of, including gains (losses) on the sale of, non-marketable equity investments (“adjusted EBITDA”) is a useful measure for evaluating the operating performance of the Company because adjusted EBITDA reflects net income adjusted for certain GAAP accounting, non-cash and/or non-operating items which may not, in any such case, fully reflect the underlying operating performance of our business. We also believe that adjusted EBITDA is useful to investors to assess the Company’s ongoing operating performance and to compare the Company’s operating performance between periods. In addition, short-term cash incentive bonuses and certain performance-based equity awards are based on the achievement of adjusted EBITDA (as defined in applicable bonus and equity grant documentation) targets.

As noted above, the definition of adjusted EBITDA includes an adjustment for the impact of the deferred revenue write-downs associated with fair value accounting for acquired businesses. Prior to the Company early adopting ASU 2021-08 effective January 1, 2022, following the completion of any acquisition by the Company, the Company was required to record the acquired deferred revenue at fair value as defined in GAAP, which typically resulted in a write-down of the acquired deferred revenue. When the Company was required to record a write-down of deferred revenue, it resulted in lower recognized revenue, operating income, and net income in subsequent periods. Revenue for any such acquired business was deferred and was typically recognized over a one-to-two-year period following the completion of any particular acquisition, so our GAAP revenues for this one-to-two-year period would not reflect the full amount of revenues that would have been reported if the acquired deferred revenue was not written down to fair value. Management believes that including an adjustment in the definition of adjusted EBITDA for the impact of the deferred write-downs associated with fair value accounting for businesses acquired prior to the January 1, 2022 effective date of the Company's adoption of ASU 2021-08 provides useful information to investors because the deferred revenue write-down recognized in periods after an acquisition may, given the nature of this non-cash accounting impact, cause our GAAP financial results during such periods to not fully reflect our underlying operating performance and thus adjusting for this amount may assist in comparing the Company’s results of operations between periods. Following the adoption of ASU 2021-08, contracts acquired in an acquisition completed on or after January 1, 2022 are measured as if the Company had originated the contract (rather than the contract being measured at fair value) such that, for such acquisitions, the Company no longer records deferred revenue write-downs associated with acquired businesses (for acquisitions completed prior to January 1, 2022, the Company continues to record deferred revenue write-downs associated with fair value accounting for periods on and after January 1, 2022 consistent with past practice). At the current time, the Company intends to continue to include an adjustment in the definition of adjusted EBITDA for the impact of deferred revenue write-downs from business acquired prior to January 1, 2022 given the ongoing impact of such deferred revenue on our financial results.

HealthStream Announces First Quarter 2023 Results Page 4 April 24, 2023

Adjusted EBITDA is a non-GAAP financial measure and should not be considered as a measure of financial performance under GAAP. Because adjusted EBITDA is not a measurement determined in accordance with GAAP, adjusted EBITDA is susceptible to varying calculations. Accordingly, adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies and has limitations as an analytical tool.

This non-GAAP financial measure should not be considered a substitute for, or superior to, measures of financial performance, which are prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of adjusted EBITDA to net income (the most comparable GAAP measure), which is set forth below in this release.

About HealthStream

HealthStream (Nasdaq: HSTM) is the healthcare industry’s largest ecosystem of platform-delivered workforce solutions that empowers healthcare professionals to do what they do best: deliver excellence in patient care. For more information about HealthStream, visit www.healthstream.com or call 800-521-0574.

HealthStream Announces First Quarter 2023 Results Page 5 April 24, 2023

HEALTHSTREAM, INC.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31, 2023	March 31, 2022
Revenues, net	$68,946	$65,367
Operating costs and expenses:
Cost of revenues (excluding depreciation and amortization)	23,856	21,998
Product development	11,680	10,412
Sales and marketing	11,728	10,417
Other general and administrative expenses	8,865	9,183
Depreciation and amortization	9,926	9,322
Total operating costs and expenses	66,055	61,332

Operating income	2,891	4,035

Other income (loss), net	250	(276)

Income before income tax provision	3,141	3,759
Income tax provision	518	866
Net income	$2,623	$2,893

Net income per share:
Basic	$0.09	$0.09
Diluted	$0.09	$0.09

Weighted average shares of common stock outstanding:
Basic	30,591	30,955
Diluted	30,659	30,976
Dividends declared per share	$0.025	$—

HealthStream Announces First Quarter 2023 Results Page 6 April 24, 2023

HEALTHSTREAM, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$48,836	$46,023
Marketable securities	9,818	7,885
Accounts and unbilled receivables, net	47,288	42,710
Prepaid and other current assets	19,166	17,759
Total current assets	125,108	114,377

Capitalized software development, net	38,460	37,118
Property and equipment, net	14,689	15,483
Operating lease right of use assets, net	22,136	22,759
Goodwill and intangible assets, net	270,208	273,951
Deferred tax assets	383	383
Deferred commissions	27,122	28,344
Other assets	5,053	5,326
Total assets	$503,159	$497,741

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued and other liabilities	$26,655	$37,744
Deferred revenue	94,349	79,469
Total current liabilities	121,004	117,213
Deferred tax liabilities	18,787	17,996
Deferred revenue, noncurrent	2,562	2,937
Operating lease liability, noncurrent	22,572	23,321
Other long-term liabilities	2,195	2,210
Total liabilities	167,120	163,677

Shareholders’ equity:
Common stock	254,986	254,832
Accumulated other comprehensive loss	(1,016)	(981)
Retained earnings	82,069	80,213
Total shareholders’ equity	336,039	334,064
Total liabilities and shareholders' equity	$503,159	$497,741

HealthStream Announces First Quarter 2023 Results Page 7 April 24, 2023

HEALTHSTREAM, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2023	2022
Operating activities:
Net income	$2,623	$2,893
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,926	9,322
Stock-based compensation	945	774
Amortization of deferred commissions	2,712	2,484
Deferred income taxes	800	684
Provision for credit losses	209	6
Loss on equity method investments	127	276
Other	(85)	26
Changes in assets and liabilities:
Accounts and unbilled receivables	(4,787)	(5,874)
Prepaid and other assets	(2,750)	(3,616)
Accounts payable, accrued and other liabilities	(3,683)	(1,776)
Deferred revenue	14,504	15,456
Net cash provided by operating activities	20,541	20,655

Investing activities:
Business combinations, net of cash acquired	(6,621)	(22)
Changes in marketable securities	(1,850)	3,001
Purchases of property and equipment	(879)	(636)
Payments associated with capitalized software development	(7,566)	(6,305)
Net cash used in investing activities	(16,916)	(3,962)

Financing activities:
Taxes paid related to net settlement of equity awards	(791)	(497)
Repurchases of common stock	—	(19,726)
Net cash used in financing activities	(791)	(20,223)

Effect of exchange rate changes on cash and cash equivalents	(21)	(5)
Net increase (decrease) in cash and cash equivalents	2,813	(3,535)
Cash and cash equivalents at beginning of period	46,023	46,905
Cash and cash equivalents at end of period	$48,836	$43,370

HealthStream Announces First Quarter 2023 Results Page 8 April 24, 2023

Reconciliation of GAAP to Non-GAAP Financial Measures(1)

Operating Results Summary

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
GAAP net income	$2,623	$2,893
Deferred revenue write-down	50	94
Interest income	(363)	(15)
Interest expense	33	32
Income tax provision	518	866
Stock-based compensation expense	945	774
Depreciation and amortization	9,926	9,322
Adjusted EBITDA	$13,732	$13,966

(1) This press release presents adjusted EBITDA, which is a non-GAAP financial measure used by management in analyzing its financial results and ongoing operational performance.

HealthStream Announces First Quarter 2023 Results Page 9 April 24, 2023

Reconciliation of GAAP to Non-GAAP Financial Measures

Financial Outlook for 2023

(In thousands)

(Unaudited)

	Low	High
Net income	$9,800	$11,500
Deferred revenue write-down	100	100
Interest income	(1,000)	(1,300)
Interest expense	100	100
Income tax provision	3,400	4,000
Stock-based compensation expense	3,900	4,500
Depreciation and amortization	41,200	41,600
Adjusted EBITDA	$57,500	$60,500

HealthStream Announces First Quarter 2023 Results Page 10 April 24, 2023

This press release includes certain forward-looking statements (statements other than solely with respect to historical fact), including statements regarding expectations for financial performance for 2023 as well as the anticipated impact of the COVID-19 pandemic and current economic conditions, such as inflationary and recessionary pressures, on our financial results, and expectations regarding our quarterly dividend policy, that involve risks and uncertainties regarding HealthStream. These statements are based upon management’s beliefs, as well as assumptions made by and data currently available to management. This information has been, or in the future may be, included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company cautions that forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements to be materially different from future results, performance, or achievements expressed or implied by the forward-looking statements, including, without limitation, resulting from public health conditions associated with COVID-19 and current economic conditions, including with respect to inflationary and recessionary pressures, particularly with regard to how such conditions may impact healthcare organizations, as well as from the potential impact of financial market instability and/or disruptions to the banking system due to bank failures and related developments; business and financial factors, legal requirements and contractual restrictions which may affect continuation of our quarterly cash dividend policy, which may be modified, suspended, or canceled in any manner and at any time that our Board may deem necessary or appropriate, as well as risks referenced in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed on February 28, 2023, and in the Company’s other filings with the Securities and Exchange Commission from time to time. Consequently, such forward-looking information should not be regarded as a representation or warranty or statement by the Company that such projections will be realized. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to update or revise any such forward-looking statements.

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